Exhibit 4.(xviii)

FORETHOUGHT LIFE INSURANCE COMPANY

[Indianapolis, IN]

BAILOUT RIDER

This Rider is made a part of the Contract to which it is attached and is effective on the Issue Date. Terms used in this Rider shall have the same meanings as are set forth in the Contract unless otherwise defined in this Rider. In case of a conflict between the terms of this Rider and the terms of the Contract, the terms of this Rider will control. This Rider modifies the Contract as follows:

This Rider adds a Bailout Provision and one or more Bailout Rates to the Contract for Eligible Strategies.

RIDER DATA

Strategy:	Bailout Rate:
[One-Year Fixed Strategy	[0.75%]]
[S&P 500® One-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy	[2.00%]]
[Nasdaq-100® One-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy	[2.00%]]
[S&P 500® One-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy	[2.00%]]
[Nasdaq-100® One-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy	[2.00%]]
[S&P 500® One-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy	[2.00%]]
[Nasdaq-100® One-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy	[2.00%]]
[S&P 500® Three-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy]	[7.50%]]
[S&P 500® Three-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]	[7.50%]]
[S&P 500® Three-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]	[7.50%]]
[S&P 500® One-Year Point-To-Point Cap With [0%] Floor Indexed Strategy	[1.25%]]
[S&P 500® One-Year Point-To-Point Cap With Aggregate Floor Indexed Strategy	[1.25%]]
[S&P 500® One-Year Point-To-Point Participation Rate With [10%] Buffer Indexed Strategy	[20.00%]]
[Nasdaq-100® One-Year Point-To-Point Participation Rate With [10%] Buffer Indexed Strategy	[20.00%]]
[S&P 500® Three-Year Point-To-Point Participation Rate With [10%] Buffer Indexed Strategy]	[25.00%]]
[S&P 500® Three-Year Point-To-Point Participation Rate With [15%] Buffer Indexed Strategy]	[25.00%]]
[S&P 500® Three-Year Point-To-Point Participation Rate With [20%] Buffer Indexed Strategy]	[25.00%]]
[S&P 500® One-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]	[1.50%]]
[Nasdaq-100® One-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]	[1.50%]]
[S&P 500® One-Year Point-To-Point Index Trigger With [15%] Buffer Indexed Strategy]	[1.50%]]
[Nasdaq-100® One-Year Point-To-Point Index Trigger With [15%] Buffer Indexed Strategy]	[1.50%]]
[S&P 500® One-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]	[1.50%]]
[Nasdaq-100® One-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]	[1.50%]]
[S&P 500® Three-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]	[7.00%]]
[S&P 500® Three-Year Point-To-Point Index Trigger With [15%] Buffer Indexed Strategy]	[7.00%]]
[S&P 500® Three-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]	[7.00%]]
[S&P 500® Dual Directional One-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy]	[1.50%]]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy]	[1.50%]]
[S&P 500® Dual Directional One-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]	[1.50%]]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]	[1.50%]]
[S&P 500® Dual Directional One-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]	[1.50%]]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]	[1.50%]]
[S&P 500® Dual Directional One-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]	[1.50%]]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]	[1.50%]]
[S&P 500® Dual Directional One-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]	[1.50%]]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]	[1.50%]]

FA4131-01	1

DEFINITIONS

Crediting Rate – The rate We set for each Strategy in advance of each Strategy Term and that is used in the calculation of the interest credited to that Strategy.

Eligible Strategy – Any Fixed or Indexed Strategy that is both:

a) shown on this Rider Data Page, and

b) currently available for allocations in this Contract.

Qualifying Crediting Rate – A Crediting Rate for each Strategy Term in the current Contract Year that is less than the Bailout Rate for that Strategy. A Crediting Rate that is greater than or equal to the Bailout Rate is not a Qualifying Crediting Rate for that Strategy.

Bailout Rate – A rate indicated on this Rider Data Page for each Eligible Strategy used to determine the benefit under this Rider, as described under Benefit Description. The Bailout Rates are specified on the same basis as the applicable Crediting Rates for a Strategy, whether as a monthly rate, annual rate, or multi-year rate. The Bailout Rates will not change for the life of the Contract.

BENEFIT

After the first Contract Year and during the Withdrawal Charge Period, if this Contract has a Qualifying Crediting Rate for a Strategy Term in the current Contract Year on any Eligible Strategy, then no Withdrawal Charges or Market Value Adjustment, if otherwise applicable, will apply to any withdrawals during that Contract Year. Funds are not required to be allocated to the Strategy with the Qualifying Crediting Rate in order for this benefit to apply.

Withdrawal Charges and any applicable Market Value Adjustment as stated in the Contract will apply if there are no Qualifying Crediting Rates for any Eligible Strategies.

AUTOMATIC BENEFIT

This benefit will automatically apply to any withdrawal requested and occurring during a Contract Year in which the conditions for the Bailout benefit are present, as described in the preceding section.  The Crediting Rates for the following Contract Year will be provided prior to the start of each Strategy Term.

RIDER TERMINATION

This Rider will terminate on the date on which the earliest of the following events occurs:

1.	the termination of the Contract;

2.	the end of the Withdrawal Charge Period.

Termination of this Rider will not prejudice the waiver of any Withdrawal Charges or Market Value Adjustment while the Rider was in force.

RIDER CHARGES

There are no Rider Charges assessed for this Rider.

Signed for Forethought Life Insurance Company

[Secretary]	[President]

FA4131-01	2